                                                                    Exhibit 12


WILLAMETTE INDUSTRIES, INC. AND SUBSIDIARIESCOMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (DOLLAR AMOUNTS IN THOUSANDS)



                                                                        Nine Months Ended
                                     Year Ended December 31,               September 30,
                          -------------------------------------------   ----------------

                             1990     1991     1992     1993     1994     1994     1995
                          --------  -------  -------  -------  ------   -------  -------
Fixed Charges:
 Interest cost           $  52,028   63,986   73,776   79,194   80,807   59,790   60,014
 One-third rent
  expense                    2,948    3,725    4,495    4,819    5,227    3,892    4,350
                          --------  -------  -------  -------  -------  -------  -------

Total Fixed Charges      $  54,976   67,711   78,271   84,013   86,034   63,682   64,364
                          ========  =======  =======  =======  =======  =======  =======

Add (Deduct):
 Earnings before
  income taxes           $ 208,671   73,609  129,452  189,168  288,923  163,146  624,610
 Interest capitalized      (22,129)    (723)  (7,354) (15,904)  (9,294)  (6,845)  (3,996)
                          --------  -------  -------  -------  -------  -------  -------

Earnings for
 Fixed Charges           $ 241,518  140,597  200,369  257,277  365,663  219,983  684,978
                          ========  =======  =======  =======  =======  =======  =======


Ratio of Earnings to
    Fixed Charges             4.39     2.08     2.56     3.06     4.25     3.45    10.64
                          ========  =======  =======  =======  =======  =======  =======

                                  EXHIBIT 27
                          WILLAMETTE INDUSTRIES, INC.
                            FINANCIAL DATA SCHEDULE


THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE COMPANY'S CONSOLIDATED BALANCE SHEETS AND RELATED CONSOLIDATED STATEMENTS OF EARNINGS FOR THE PERIOD ENDED SEPTEMBER 30, 1995 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.